Exhibit 5.1

Laura Berezin

+1 650 842 5128

lberezin@cooley.com

December 21, 2023

Personalis, Inc.

6600 Dumbarton Circle

Fremont, CA 94555

Ladies and Gentlemen:

You have requested our opinion, as counsel to Personalis, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in the Registration Statement (the “Prospectus”) covering the resale of up to 9,218,800 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon exercise of warrants to purchase Common Stock (collectively, the “Warrants”) issued by the Company pursuant to that certain Commercialization and Reference Laboratory Agreement, dated as of November 25, 2023, by and between the Company and Tempus AI, Inc. (formerly known as Tempus Labs, Inc.).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed that the exercise prices of the Warrants will not be adjusted to an amount below the par value of the Common Stock.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 1700 Seventh Avenue Suite 1900 Seattle, WA 98101-1355

t: +1 206 452 8700 f: +1 206 452 8800 cooley.com

December 21, 2023

Page Two

We consent to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Laura Berezin
Laura Berezin

Cooley LLP 1700 Seventh Avenue Suite 1900 Seattle, WA 98101-1355

t: +1 206 452 8700 f: +1 206 452 8800 cooley.com